EXHIBIT 11
                                   ----------

                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (in thousands, except per share data)


                                         For the Nine Months Ended November 30,
                                        ----------------------------------------
                                               2001                  2000
                                        ------------------    ------------------
                                          Basic    Diluted      Basic    Diluted
                                        --------  --------    --------  --------
Income applicable to common shares      $109,420  $109,420    $ 78,965  $ 78,965
                                        ========  ========    ========  ========
Shares:
Weighted average common shares
  outstanding                             42,362    42,362      36,615    36,615
Adjustments:
  Stock options                             -        1,208        -          668
                                        --------  --------    --------  --------
Adjusted weighted average common
  shares outstanding                      42,362    43,570      36,615    37,283
                                        ========  ========    ========  ========

Earnings per common share               $   2.58  $   2.51    $   2.16  $   2.12
                                        ========  ========    ========  ========



                                         For the Three Months Ended November 30,
                                        ----------------------------------------
                                               2001                  2000
                                        ------------------    ------------------
                                          Basic    Diluted      Basic    Diluted
                                        --------  --------    --------  --------
Income applicable to common shares      $ 49,643  $ 49,643    $ 34,953  $ 34,953
                                        ========  ========    ========  ========
Shares:
Weighted average common shares
  outstanding                             43,429    43,429      36,788    36,788
Adjustments:
  Stock options                             -        1,310        -          681
                                        --------  --------    --------  --------
Adjusted weighted average common
  shares outstanding                      43,429    44,739      36,788    37,469
                                        ========  ========    ========  ========

Earnings per common share               $   1.14  $   1.11    $   0.95  $   0.93
                                        ========  ========    ========  ========